Exhibit 99.1

EXL REPORTS 2020 FIRST QUARTER RESULTS

2020 First Quarter Revenues of $246.0 Million, up 2.7% year-over-year
Q1 Diluted EPS (GAAP) of $0.65, up from $0.42 in Q1 of 2019
Q1 Adjusted Diluted EPS (Non-GAAP) of $0.81, up from $0.71 in Q1 of 2019

New York, NY - May 7, 2020 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended March 31, 2020.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “We started the first quarter of 2020 on a strong note built upon the momentum we had achieved in 2019. However, in the last two weeks of March, we were affected by the COVID-19 pandemic and we finished the quarter with revenues of $246.0 million, up 2.7% year over year. Adjusted diluted EPS increased to $0.81, a 14.1% increase, despite the sudden impact to our revenues and additional costs of rapidly transitioning our global work force to a new ‘work-from-home’ model.

“EXL’s employees have demonstrated ingenuity and creativity and risen to the challenges presented by the COVID-19 pandemic. We acted swiftly, to ensure the health and safety of our employees and partnered with our clients to achieve business resiliency with minimal disruption. As of today, we are able to meet over 95% of our clients’ delivery needs with the ‘work from home’ model on a global basis.

“The scale and speed of the disruption caused by COVID-19 has forced every business in the world to take a hard look at their operating business model, reinvent core functions and quickly adjust their cost structures to more closely align with the updated revenue expectations.”

As part of this effort, today we announced that the Company’s executive management team had recommended to the Compensation Committee, and the Committee accepted, temporary salary reductions for the Company’s senior leadership. Synchronous with this decision the Company’s non-executive directors have accepted a temporary reduction to their annual cash retainers. These reductions were effective May 1, 2020.

Maurizio Nicolelli, Chief Financial Officer, said, “We ended the first quarter of 2020 with a very healthy balance sheet and we feel confident  about our liquidity position going forward. On March 23rd, we withdrew our initial 2020 guidance in response to the changed circumstances resulting from COVID-19. Our revenue and profit visibility for the remainder of 2020 is subject to numerous factors including client demand, the utilization rate of our employees and local and national guidelines for unlocking various global economies. For the second quarter of 2020, in light of the COVID-19 pandemic, we expect a revenue decline of approximately 15% compared to the first quarter of 2020, and adjusted diluted EPS between $0.20 and $0.40.”

Financial Highlights: First Quarter 2020
Effective January 1, 2020, we made certain operational and structural changes to manage and report financial information through our four reportable segments: Insurance, Healthcare, Emerging Business and Analytics. Financial information for historical periods are recast to conform to the current presentation. For details regarding the change in segments, refer to our quarterly report on Form 10-Q for the quarter ended March 31, 2020. Reconciliations of adjusted (non-GAAP) financial measures to GAAP measures are included at the end of this release.

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Revenues for the quarter ended March 31, 2020 increased to $246.0 million compared to $239.6 million for the first quarter of 2019, an increase of 2.7% on a reported basis and 3.4% on a constant currency basis from the first quarter of 2019. Revenues declined by 4.2% sequentially on a reported basis and 3.8% on a constant currency basis, from the fourth quarter of 2019.

	Revenues		Gross Margin
	Three months ended		Three months ended
Reportable Segments	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019
	(dollars in millions)
Insurance	$83.7	$81.3	29.6%	32.0%
Healthcare	27.0	22.2	27.5%	20.0%
Emerging Business	42.8	49.1	40.5%	44.4%

Analytics	92.5	87.0	36.6%	34.6%
Total Revenues, net	$246.0	$239.6	33.9%	34.4%

•
Operating income margin for the quarter ended March 31, 2020 was 11.2%, compared to an operating income margin of 7.0% for the first quarter of 2019 and operating income margin of 9.1% for the fourth quarter of 2019. During the quarter ended March 31, 2019 and December 31, 2019, we recorded impairment and restructuring charges of $1.2 million and $1.4 million, respectively, related to the wind down of the Health Integrated business, which reduced our operating income margin by 50 basis points for both the periods. Adjusted operating income margin for the quarter ended March 31, 2020 was 14.8% compared to 12.8% for the first quarter of 2019 and 13.3% for the fourth quarter of 2019.

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Diluted earnings per share for the quarter ended March 31, 2020 was $0.65 compared to $0.42 for the first quarter of 2019 and $0.62 for the fourth quarter of 2019. During the quarter ended March 31, 2019 and December 31, 2019 we recorded impairment and restructuring charges of $1.2 million ($0.9 million net of tax) and $1.4 million ($1.0 million net of tax), respectively, related to the wind down of the Health Integrated business, which reduced our diluted earnings per share by $0.03 for both the periods. Adjusted diluted earnings per share for the quarter ended March 31, 2020 was $0.81 compared to $0.71for the first quarter of 2019 and $0.79 for the fourth quarter of 2019.

Business Highlights: First Quarter 2020

•	Won 10 new clients in the first quarter of 2020, with 5 each in our operations management businesses and Analytics.

•	Recognized as a Leader in Everest’s 2020 PEAK ranking for Property & Casualty (P&C) Insurance BPO Services.

•	Appointed Anita Mahon to the role of Executive Vice President, Chief Growth and Strategy Officer and member of the Executive Committee.
Post-First Quarter Highlights

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In April, we repaid $100 million of amounts previously drawn from our Credit Facility in March to address cash needs due to the COVID-19 pandemic. We continue to have $200 million available from our Credit Facility.

Conference Call
ExlService Holdings, Inc. will host a conference call on Thursday, May 7, 2020 at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that helps our clients build and grow sustainable businesses. By orchestrating our domain expertise, data, analytics and digital technology, we look deeper to design and manage agile, customer-centric operating models to improve global operations, drive profitability, enhance customer satisfaction, increase data-driven insights, and manage risk and compliance. Headquartered in New York, EXL has approximately 32,800 professionals in locations throughout the United States, the UK, Europe, India, the Philippines, Colombia, Australia and South Africa. EXL serves multiple industries including insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics, media and retail, among others. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, and our ability to respond to and manage emerging public health crises, including the outbreak of the novel coronavirus (COVID-19), are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K and EXL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share amounts)

	Three months ended March 31,
	2020	2019
Revenues, net	$245,990	$239,573
Cost of revenues(1)	162,656	157,240
Gross profit(1)	83,334	82,333
Operating expenses:
General and administrative expenses	28,941	32,531
Selling and marketing expenses	14,456	18,047
Depreciation and amortization expense	12,450	13,667
Impairment and restructuring charges	—	1,227
Total operating expenses	55,847	65,472
Income from operations	27,487	16,861
Foreign exchange gain, net	1,377	1,260
Interest expense	(3,072)	(3,582)
Other income, net	2,529	4,423
Income before income tax expense and earnings from equity affiliates	28,321	18,962
Income tax expense	5,855	4,200
Income before earnings from equity affiliates	22,466	14,762
Loss from equity-method investment	55	67
Net income attributable to ExlService Holdings, Inc. stockholders	$22,411	$14,695
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$0.65	$0.43
Diluted	$0.65	$0.42
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	34,401,565	34,374,815
Diluted	34,720,603	34,833,435
(1) Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$224,874	$119,165
Short-term investments	142,539	202,238
Restricted cash	6,369	5,453
Accounts receivable, net	187,137	171,864
Prepaid expenses	11,776	13,246
Advance income tax, net	6,024	4,698
Other current assets	26,173	24,594
Total current assets	604,892	541,258
Property and equipment, net	90,513	79,142
Operating lease right-of-use assets	99,940	86,396
Restricted cash	2,291	2,426
Deferred tax assets, net	16,640	11,855
Intangible assets, net	69,734	73,982
Goodwill	348,076	349,529
Other assets	32,045	36,016
Investment in equity affiliate	3,128	2,484
Total assets	$1,267,259	$1,183,088
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,048	$6,564
Current portion of long-term borrowings	100,666	40,867
Deferred revenue	16,038	13,436
Accrued employee costs	28,937	71,626
Accrued expenses and other current liabilities	84,495	71,023
Current portion of operating lease liabilities	18,236	24,148
Income taxes payable, net	1,692	1,432
Current portion of finance lease liabilities	252	253
Total current liabilities	258,364	229,349
Long-term borrowings, less current portion	234,820	194,131
Operating lease liabilities, less current portion	93,707	74,709
Income taxes payable	1,790	1,790
Deferred tax liabilities, net	773	966
Finance lease liabilities, less current portion	380	430
Other non-current liabilities	21,521	11,712
Total liabilities	611,355	513,087
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 38,813,775 shares issued and 34,315,996 shares outstanding as of March 31, 2020 and 38,480,654 shares issued and 34,185,241 shares outstanding as of December 31, 2019	39	39
Additional paid-in capital	396,939	391,240
Retained earnings	574,314	551,903
Accumulated other comprehensive loss	(113,104)	(84,892)
Total including shares held in treasury	858,188	858,290
Less: 4,497,779 shares as of March 31, 2020 and 4,295,413 shares as of December 31, 2019, held in treasury, at cost	(202,284)	(188,289)
Stockholders’ equity	655,904	670,001

Total equity	655,904	670,001
Total liabilities and stockholders’ equity	$1,267,259	$1,183,088

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, impairment charges of acquired long-lived and intangible assets including goodwill, provision for litigation settlement, non-cash interest expense on convertible senior notes, restructuring charges and other acquisition-related expenses or benefits. Acquisition-related expenses or benefits include, changes in the fair value of earn-out consideration liabilities, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits. In addition to excluding the above items, our adjusted net income and adjusted diluted EPS also excludes the effect of incremental income tax expense related to the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), non-recurring other tax adjustments and income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 70.32 during the quarter ended March 31, 2019 to 73.08 during the quarter ended March 31, 2020, representing an appreciation of 3.9%. The average exchange rate of the U.S. Dollar against the Philippine Peso decreased from 52.11 during the quarter ended March 31, 2019 to 50.83 during the quarter ended March 31, 2020, representing a depreciation of 2.5%. The average exchange rate of the British

Pound against the U.S. Dollar decreased from 1.32 during the quarter ended March 31, 2019 to 1.28 during the quarter ended March 31, 2020, representing an appreciation of 3.0%.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended March 31, 2020 and March 31, 2019, and the three months ended December 31, 2019:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	March 31,		December 31,
	2020	2019	2019
Net Income (GAAP)	$22,411	$14,695	$21,356
add: Income tax expense	5,855	4,200	2,601
subtract: Interest expense, foreign exchange gain, net, loss from equity-method investment and other income, net	(779)	(2,034)	(643)
Income from operations (GAAP)	$27,487	$16,861	$23,314
add: Stock-based compensation expense	4,778	6,956	4,532
add: Amortization of acquisition-related intangibles	4,153	5,528	4,974
add: Impairment and restructuring charges (a)	—	1,227	1,375
Adjusted operating income (Non-GAAP)	$36,418	$30,572	$34,195
Adjusted operating income margin as a % of Revenues (Non-GAAP)	14.8%	12.8%	13.3%
add: Depreciation	8,297	8,139	7,541
Adjusted EBITDA (Non-GAAP)	$44,715	$38,711	$41,736
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	18.2%	16.2%	16.2%

(a) To exclude impairment and restructuring charges related to wind down of the Health Integrated business.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	March 31,		December 31,
	2020	2019	2019
Net income (GAAP)	$22,411	$14,695	$21,356
add: Stock-based compensation expense	4,778	6,956	4,532
add: Amortization of acquisition-related intangibles	4,153	5,528	4,974
add: Impairment and restructuring charges (a)	—	1,227	1,375
add: Non-cash interest expense related to convertible senior notes	636	600	636
subtract: Non-recurring tax benefits	—	—	(1,663)
subtract: Tax impact on stock-based compensation expense (b)	(2,733)	(2,481)	(2,144)
subtract: Tax impact on amortization of acquisition-related intangibles	(897)	(1,193)	(1,042)
subtract: Tax impact on impairment and restructuring charges	—	(301)	(352)
subtract: Tax impact on non-cash interest expense related to convertible senior notes	(156)	(147)	(159)
Adjusted net income (Non-GAAP)	$28,192	$24,884	$27,513
Adjusted diluted earnings per share (Non-GAAP)	$0.81	$0.71	$0.79

(a) To exclude impairment and restructuring charges related to wind down of the Health Integrated business.
(b) Tax impact includes $1,799 and $1,015 during the three months ended March 31, 2020 and 2019 respectively, and $1,211 during the three months ended December 31, 2019, related to discrete benefits recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
ir@exlservice.com